Exhibit 23.2

Consent of Independent Auditors

Sprague Resources LP

Portsmouth, New Hampshire

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-191923) of Sprague Resources LP of our report dated June 17, 2014, relating to the consolidated financial statements of Castle Oil Corporation as of March 31, 2014 and 2013 and for each of the three years in the period ended March 31, 2014, which appear in this Form 8-K/A.

/s/ BDO USA, LLP
BDO USA, LLP
Stamford, CT

February 23, 2015